UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         November 20, 2018

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA	001-32373	27-0099920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 20, 2018, Sands China Ltd. (the “Borrower”), an indirect subsidiary of Las Vegas Sands Corp., entered into a Facility Agreement (the “Facility Agreement”) with the arrangers and lenders named therein and from time to time party thereto and Bank of China Limited, Macau Branch, as agent for the lenders. The Facility Agreement provides for a $2.0 billion revolving unsecured credit facility (the “Revolving Facility”) that is available until July 31, 2023. The Borrower may draw loans under the Revolving Facility from time to time, which may consist of general revolving loans (consisting of a United States dollar component and a Hong Kong dollar component) or loans drawn under a swing line loan sub-facility (denominated in either United States dollars or Hong Kong dollars), in each case, for general corporate purposes and working capital requirements of the Borrower and its subsidiaries.

Loans under the Revolving Facility will bear interest calculated by reference to (1) in the case of general revolving loans denominated in United States dollars, the London interbank offered rate, (2) in the case of loans denominated in United States dollars drawn under the swing-line loan sub-facility, a United States dollar alternate base rate (determined by reference to, among other things, the United States dollar prime lending rate and the Federal Funds Effective Rate), (3) in the case of general revolving loans denominated in Hong Kong dollars, the Hong Kong interbank offered rate or (4) in the case of loans denominated in Hong Kong dollars drawn under the swing-line loan sub-facility, a Hong Kong dollar alternate base rate (determined by reference to, among other things, the Hong Kong dollar prime lending rate), in each case, plus a margin that is determined by reference to the consolidated leverage ratio. The initial margin for general revolving loans is 2.0% per annum and the initial margin for loans drawn under the swing line loan sub-facility is 1.0% per annum. The Borrower is also required to pay a commitment fee of 0.60% per annum on the undrawn amounts under the Revolving Facility.

The Facility Agreement contains affirmative and negative covenants customary for similar unsecured financings, including, but not limited to, limitations on indebtedness secured by liens on principal properties and sale and leaseback transactions. The Facility Agreement also requires the Borrower to maintain a maximum leverage ratio and a minimum interest coverage ratio.

The Facility Agreement also contains certain events of default (some of which are subject to grace and remedy periods and materiality qualifiers), including, but not limited to, events relating to the Borrower's gaming operations and the loss or termination of certain land concession contracts.

In connection with the Borrower’s entry into the Revolving Facility, the existing secured credit facility (the “VML Credit Facility”) of VML US Finance LLC, an indirect subsidiary of Las Vegas Sands Corp., was terminated. Venetian Macau Limited and certain other indirect subsidiaries of Las Vegas Sands Corp. were guarantors under the VML Credit Facility.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018

LAS VEGAS SANDS CORP.
By:	/S/ PATRICK DUMONT
Patrick Dumont Executive Vice President and Chief Financial Officer